Exhibit 99.2

VERISK ANALTYICS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On February 1, 2023, Verisk Analytics, Inc. (“Verisk” or the “Company”) and certain of its wholly-owned subsidiaries completed the previously announced sale (the “Energy Disposition”) of all of the issued and outstanding shares of capital stock and partnership interests, as applicable, of Wood Mackenzie, Inc. and Verisk New UK Holdco LP (together with their respective subsidiaries, the “Companies”), which comprised Verisk’s global energy business (the “Energy Business”), and which made up a part of the remainder of Verisk’s Energy and Specialized Markets segment. Verisk sold the Energy Business to entities that were formed on behalf of, and is controlled by, The Veritas Capital Fund VIII, L.P. and its affiliated funds and entities (“Veritas”) for a net cash sale price of $3,066.4 million paid to Verisk at the closing (reflecting a base purchase price of $3,100.0 million, subject to customary purchase price adjustments for, among other things, the cash, working capital, and indebtedness of the Companies as of the closing) and up to $200.0 million of additional potential deferred payments based on Veritas’ future return on investment in the Companies. The Company assessed the Energy Disposition per the guidance of ASC 250-20, Discontinued Operations, and concluded that the disposition did qualify as a discontinued operation. As a result, the historical results of the Energy Business and certain assets and liabilities included in the Energy Disposition will be reported in Verisk’s consolidated financial statements as discontinued operations beginning in the fourth quarter of 2022. Effective on the sale date, Verisk will no longer consolidate the Energy Business into the Company’s financial results.

The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2022 is presented as if the Energy Disposition, as described in the notes to these unaudited pro forma condensed consolidated financial statements, had occurred on September 30, 2022.

The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2022 and for each of the years ended December 31, 2021, 2020, and 2019 is presented as if the Energy Disposition had occurred beginning on January 1, 2019. All adjustments shown on the unaudited pro forma condensed consolidated financial statements are transaction accounting adjustments. In addition to adjusting the presentation to exclude the Energy Disposition, the Company has also included the previously announced disposition (the “3E Disposition”) of Verisk’s 3E Environmental Health and Safety Business (the “3E Business”) and the previously announced disposition (the “VFS Disposition”) of Verisk’s Financial Services (the “VFS Business”), which were completed on March 11, 2022 and April 8, 2022, respectively.

The unaudited pro forma condensed consolidated statements of operations are subject to the assumptions and adjustments described in the accompanying notes. These assumptions and adjustments are based on information presently available. The unaudited pro forma condensed consolidated statements of operations are based on the historical financial statements of Verisk for the periods presented and in the opinion of Verisk management, all adjustments and disclosures necessary for a fair presentation of the pro forma data have been made.

These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations that would have been achieved had the events reflected been completed as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma condensed consolidated financial statements and the notes thereto should be read together with Verisk’s audited consolidated financial statements and the notes thereto as of and for the year ended December 31, 2021, and Management’s Discussion and Analysis included in Verisk’s Annual Report on Form 10-K for the year ended December 31, 2021, as well as Verisk’s unaudited consolidated financial statements and the notes thereto as of and for the nine months ended September 30, 2022, and Management’s Discussion and Analysis included in Verisk’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2022.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of September 30, 2022

(In millions)

			Transaction
	As Reported	Energy Disposition	Accounting Adjustments		Pro Forma
ASSETS		(a)
Current assets:
Cash and cash equivalents	$276.8	$(161.7)	$3,066.4	(b)	$3,181.5
Accounts receivable, net	458.4	(140.1)	-		318.3
Prepaid expenses	102.4	(14.8)	-		87.6
Income taxes receivable	40.4	-	-		40.4
Other current assets	40.4	(9.0)	-		31.4
Total current assets	918.4	(325.6)	3,066.4		3,659.2
Noncurrent assets:
Fixed assets, net	652.0	(128.4)	-		523.6
Operating lease right-of-use assets, net	213.5	(26.6)	-		186.9
Intangible assets, net	1,090.5	(584.6)	-		505.9
Goodwill	3,655.6	(2,019.3)	-		1,636.3
Deferred income tax assets	4.2	-	-		4.2
Other noncurrent assets	440.4	(16.1)	6.5	(c)	430.8
Total assets	$6,974.6	$(3,100.6)	$3,072.9		$6,946.9

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$312.2	$(64.4)		$-		$247.8
Short-term debt and current portion of long-term debt	1,067.7	-		-		1,067.7
Deferred revenues	560.1	(156.9)		-		403.2
Operating lease liabilities	35.2	(7.0)		-		28.2
Income taxes payable	5.1	2.8		-		7.9
Total current liabilities	1,980.3	(225.5)		-		1,754.8
Noncurrent liabilities:
Long-term debt	2,343.7	-		-		2,343.7
Deferred income tax liabilities	384.5	(153.6)		-		230.9
Operating lease liabilities	217.9	(23.1)		-		194.8
Other noncurrent liabilities	42.2	(2.1)		-		40.1
Total liabilities	4,968.6	(404.3)		-		4,564.3
Commitments and contingencies
Common stock	0.1	-		-		0.1
Additional paid-in capital	2,733.5	-		-		2,733.5
Treasury stock, at cost	(5,814.6)	-		-		(5,814.6)
Retained earnings.	5,986.1	(3,412.5)		3,072.9	(b) (c)	5,646.5
Accumulated other comprehensive loss	(916.1)	722.1	(f)	-		(194.0)
Total Verisk stockholders' equity	1,989.0	(2,690.4)		3,072.9		2,371.5
Noncontrolling interests	17.0	(5.9)		-		11.1
Total stockholders' equity	2,006.0	(2,696.3)		3,072.9		2,382.6
Total liabilities and stockholders' equity	$6,974.6	$(3,100.6)		$3,072.9		$6,946.9

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2022

(In millions, except for share and per share data)

				Transaction
	As Reported		Energy Disposition	Accounting Adjustments		3E & VFS Dispositions	Pro Forma
			(d)			(e)
Revenues	$2,267.1		$(400.6)	$-		$(60.0)	$1,806.5
Expenses:
Cost of revenues (exclusive of items shown separately
below)	773.3		(154.0)	-		(32.6)	586.7
Selling, general and administrative	387.1		(86.2)	10.5	(g)	(9.1)	302.3
Depreciation and amortization of fixed assets	151.1		(30.0)	-		(2.2)	118.9
Amortization of intangible assets	121.0		(63.6)	-		(3.5)	53.9
Other operating income, net	(353.7)	(h) (i)	(2.5)	345.5	(f)	(4.5)	(15.2)
Total operating expenses, net	1,078.8		(336.3)	356.0		(51.9)	1,046.6
Operating income	1,188.3		(64.3)	(356.0)		(8.1)	759.9
Other income (expense):
Investment income (loss) and others	7.4		(10.8)	-		0.1	(3.3)
Interest expense	(97.6)		-	-		-	(97.6)
Total other expense, net	(90.2)		(10.8)	-		0.1	(100.9)
Income before income taxes	1,098.1		(75.1)	(356.0)		(8.0)	659.0
Provision for income taxes	(205.0)	(h) (i)	8.3	74.3	(f)	2.4	(120.0)
Net income	893.1		(66.8)	(281.7)		(5.6)	539.0
Less: Net income attributable to noncontrolling interests	(0.3)		-	-		-	(0.3)
Net income attributable to Verisk	$892.8		$(66.8)	$(281.7)		$(5.6)	$538.7
Basic net income per share attributable to Verisk	$5.63						$3.40
Diluted net income per share attributable to Verisk	$5.59						$3.38
Weighted average shares outstanding:
Basic	158,531,439						158,531,439
Diluted	159,580,262						159,580,262

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2021

(In millions, except for share and per share data)

	As Reported	Energy Disposition	3E & VFS Dispositions	Pro Forma
		(d)	(e)
Revenues	$2,998.6	$(536.1)	$(255.6)	$2,206.9
Expenses:
Cost of revenues (exclusive of items shown separately
below)	1,057.8	(204.1)	(131.7)	722.0
Selling, general and administrative	422.7	(109.5)	(35.0)	278.2
Depreciation and amortization of fixed assets	206.9	(36.6)	(19.2)	151.1
Amortization of intangible assets	176.7	(96.8)	(27.3)	52.6
Other operating loss, net	134.0	-	-	134.0
Total operating expenses	1,998.1	(447.0)	(213.2)	1,337.9
Operating income	1,000.5	(89.1)	(42.4)	869.0
Other income (expense):
Investment income and others	1.9	0.2	0.6	2.7
Interest expense	(127.0)	-	-	(127.0)
Total other expense, net	(125.1)	0.2	0.6	(124.3)
Income before income taxes	875.4	(88.9)	(41.8)	744.7
Provision for income taxes	(209.1)	29.7	9.7	(169.7)
Net income	666.3	(59.2)	(32.1)	575.0
Less: Net income attributable to noncontrolling interests	(0.1)	-	-	(0.1)
Net income attributable to Verisk	$666.2	$(59.2)	$(32.1)	$574.9
Basic net income per share attributable to Verisk	$4.12			$3.55
Diluted net income per share attributable to Verisk	$4.08			$3.52
Weighted average shares outstanding:
Basic	161,841,441			161,841,441
Diluted	163,338,909			163,338,909

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2020

(In millions, except for share and per share data)

	As Reported		Energy Disposition	3E & VFS Dispositions	Pro Forma
			(d)	(e)
Revenues	$2,784.6		$(515.2)	$(260.7)	$2,008.7
Expenses:
Cost of revenues (exclusive of items shown separately
below)	993.9		(202.2)	(132.4)	659.3
Selling, general and administrative	413.9		(105.7)	(29.9)	278.3
Depreciation and amortization of fixed assets	192.2		(33.0)	(19.2)	140.0
Amortization of intangible assets	165.9		(92.5)	(31.6)	41.8
Other operating loss, net	(19.4)	(j)	-	-	(19.4)
Total operating expenses	1,746.5		(433.4)	(213.1)	1,100.0
Operating income	1,038.1		(81.8)	(47.6)	908.7
Other income (expense):
Investment (loss) income and others, net	(2.4)		2.8	(0.1)	0.3
Interest expense	(138.2)		-	-	(138.2)
Total other expense, net	(140.6)		2.8	(0.1)	(137.9)
Income before income taxes	897.5		(79.0)	(47.7)	770.8
Provision for income taxes	(184.8)	(j)	20.2	12.6	(152.0)
Net income	$712.7		$(58.8)	$(35.1)	$618.8
Basic net income per share	$4.38				$3.81
Diluted net income per share	$4.31				$3.74
Weighted average shares outstanding:
Basic	162,610,586				162,610,586
Diluted	165,320,709				165,320,709

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2019

(In millions, except for share and per share data)

	As Reported		Energy Disposition	3E & VFS Dispositions	Pro Forma
			(d)	(e)
Revenues	$2,607.1		$(455.8)	$(266.0)	$1,885.3
Expenses:
Cost of revenues (exclusive of items shown separately
below)	976.8		(177.3)	(135.1)	664.4
Selling, general and administrative	603.5		(136.3)	(30.2)	437.0
Depreciation and amortization of fixed assets	185.7		(30.3)	(21.6)	133.8
Amortization of intangible assets	138.0		(77.8)	(31.3)	28.9
Other operating loss	6.2	(k)	-	-	6.2
Total operating expenses	1,910.2		(421.7)	(218.2)	1,270.3
Operating income	696.9		(34.1)	(47.8)	615.0
Other income (expense):
Investment (loss) income and others, net	(1.7)		0.1	6.4	4.8
Interest expense	(126.8)		1.1	-	(125.7)
Total other expense, net	(128.5)		1.2	6.4	(120.9)
Income before income taxes	568.4		(32.9)	(41.4)	494.1
Provision for income taxes	(118.5)	(k)	5.8	10.7	(102.0)
Net income	$449.9		$(27.1)	$(30.7)	$392.1
Basic net income per share	$2.75				$2.40
Diluted net income per share	$2.70				$2.35
Weighted average shares outstanding:
Basic	163,535,438				163,535,438
Diluted	166,560,115				166,560,115

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following items resulted in transaction accounting adjustments in the unaudited pro forma condensed consolidated financial information:

(a)	Adjustment represents the elimination of assets, liabilities and equity attributable to the Energy Business.

(b)	Adjustment represents $3,100.0 million of cash consideration received less $23.1 million of closing indebtedness and $10.5 million of closing transaction expenses upon closing of the disposition and sale of the Energy Business.

(c)	Adjustment represents an investment in the Class C partnership interests of an entity affiliated with Veritas and through which Veritas completed the acquisition of the Companies, whereby Verisk may potentially receive $200.0 million of cash consideration in respect of such Class C partnership interests upon Veritas’ future sale of the Companies and based on Veritas’ future return on investment in the Companies. On the closing date of the disposition and sale of the Energy Business, the fair value of such Class C partnership interests was $6.5 million. The investment in such Class C partnership interests will not result in the Company having significant influence over Veritas or any of its affiliates based on an ownership percentage of less than 20%.

(d)	Adjustment represents the elimination of revenue and expenses attributable to the Energy Business.

(e)	Adjustment represents the elimination of revenue and expenses attributable to the previously announced disposition of the 3E Business and VFS Business.

(f)	Adjustment represents a pre-tax gain on disposition and sale of the assets and liabilities of the Energy Business of $376.6 million and a post-tax gain of $448.3 million for the nine months ended September 30, 2022. The gain is offset by the realization of an other comprehensive loss of $722.1 million to liquidate the cumulative foreign currency translation adjustment within shareholders’ equity for the Energy Business.

(g)	Adjustment represents $10.5 million of closing transaction expenses incurred by the Company upon the closing of the disposition and sale of the Energy Business.

(h)	Includes a non-recurring pre-tax gain of $450.8 million and post-tax gain of $380.4 million upon disposition and sale of the 3E Business for the nine months ended September 30, 2022.

(i)	Includes a non-recurring pre-tax loss of $15.6 million and post-tax loss of $15.0 million upon disposition and sale of the VFS Business for the nine months ended September 30, 2022.

(j)	Includes a non-recurring pre-tax gain of $3.5 million and post-tax gain of $2.7 million associated with the disposition of the Company's data warehouse business, which was a part of the VFS Business, for the year ended December 31, 2020.

(k)	Includes a non-recurring pre-tax loss of $6.2 million and post-tax loss of $4.7 million associated with the disposition of the Company's retail analytics solution business, which was part of the VFS Business, for the year ended December 31, 2019.